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Exhibit 10.5

HCP, INC.

SECOND AMENDED AND RESTATED
DIRECTOR DEFERRED COMPENSATION PLAN

(Amended and Restated Effective as of October 25, 2007)

        1.    Purpose.    This Second Amended and Restated Director Deferred Compensation Plan (the "Plan") is intended to provide non-employee directors of HCP, Inc. (formerly Health Care Property Investors, Inc.), a Maryland corporation (the "Company") with a means to defer income until their termination of status as a director. In addition, upon the termination of the Company's Retirement Plan for Outside Directors (the "Retirement Plan") on March 11, 1997, all accrued benefits (the "Retirement Amount") for each Director who was formerly a participant in the Retirement Plan were credited to accounts under this Plan and became subject to the terms of this Plan.

        Effective as of October 25, 2007, the Company has amended and restated the Plan as set forth herein to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations and other guidance promulgated thereunder ("Section 409A") and to make certain other technical amendments to the Plan.

        2.    Eligibility.    Each member of the Board of Directors (the "Board") of the Company who is not an employee of the Company (a "Director") shall be eligible to participate in this Plan, pursuant to the terms and conditions described herein.

        3.    Participation.

        (a)    Deferred Compensation.    A Director may elect to participate in the Plan by directing that all or any portion of the compensation which the Director may thereafter earn for services as a Director (including the Director's retainer and any fees payable for services as a member of a committee of the Board) for each calendar year ("Director Fees") shall be credited to an account or accounts subject to the terms of the Plan. Any Director who elects to participate in the Plan is hereinafter referred to as a "Participant."

            (i)  A Director's election to defer all or a portion of his Director Fees under the Plan shall be in writing, substantially in the form attached hereto as Exhibit A-1, executed by the Director and shall indicate the percentage of the Director's Director Fees to be deferred with respect to each calendar year. The Director's deferral election must be delivered to the Company no later than December 31 of the calendar year immediately preceding the calendar year in which the deferral election shall be effective for the deferral of Director Fees. Notwithstanding the foregoing, an individual who first becomes a Director during a calendar year may elect to participate in the Plan during such calendar year by filing a deferral election with the Company no later than thirty (30) days after he first becomes a Director. Such election shall become effective for Director Fees earned following the date such election is received by the Company.

           (ii)  A Director's deferral election under the Plan shall be irrevocable once made and shall continue in effect for the entire calendar year for which it is effective and each subsequent calendar year during the period that the Director remains a member of the Board unless prior to the commencement of such subsequent calendar year, the Director makes a new election pursuant to Section 3(a)(i) or provides the Company with written notice to terminate deferrals for future calendar years. A Participant who has filed an election to terminate deferrals under the Plan may elect to recommence deferrals for future calendar years by filing a new election pursuant to Section 3(a)(i).

          (iii)  Notwithstanding the foregoing, while a Director's deferral election shall remain in effect until a new election is made, a Director may elect a different time and form of payment applicable to the Director Fees deferred in any specific calendar year by submitting a payment election form to the Company no later than December 31 of the year that precedes the year in which such payment election shall apply. The Company shall establish subaccounts of the Director's Plan Accounts (defined below) to account for any such separate calendar year payment elections.

        (b)    Accrued Retirement Benefits.    Each Director who was formerly a participant in the Retirement Plan and who made an election directing that his Retirement Amount be allocated to an account or accounts under this Plan shall be a Participant in this Plan, regardless of whether such Director has made or makes an election to defer compensation under Section 3(a).

        4.    Interest Rate Accounts And Stock Credit Accounts.

        (a)    Deferred Compensation Accounts.    Upon electing to defer compensation under the Plan in accordance with Section 3(a)(i), each Participant shall designate the amount of such compensation which shall be credited to the Participant's "Deferred Compensation Interest Rate Account" or "Deferred Compensation Stock Credit Account" (the Deferred Compensation Interest Rate Accounts and Deferred Compensation Stock Credit Accounts are sometimes hereinafter referred to collectively as the "Deferred Compensation Accounts" and shall include, in each case, any subaccounts established thereunder for separate calendar year payment elections) as follows:

            (i)  Deferred Compensation Interest Rate Accounts.    The Participant's Deferred Compensation Interest Rate Account shall be credited, as of the date on which the Participant would otherwise have been entitled to receive such deferred Directors Fees, with the amount of compensation directed to be deferred and credited to the Participant's Deferred Compensation Interest Rate Account.

           (ii)  Deferred Compensation Stock Credit Accounts.    The Participant's Deferred Compensation Stock Credit Account shall be credited, as of the first payment date for regular quarterly dividends paid to holders of the Company's Common Stock ("Common Stock") that follows the date on which the Participant would otherwise have been entitled to receive such deferred Directors Fees, with a number of units equal to the number of shares of Common Stock (including fractions of units reflecting fractions of shares) that could have been purchased at the average of the closing price of Common Stock (as reported in The Wall Street Journal, "Closing Price") on each business day during the immediately preceding 10 business days (the "Average Closing Price") with the amount of compensation directed to be deferred and credited to Participant's Deferred Compensation Stock Credit Account.

        (b)    Retirement Benefits Accounts.    Upon the transfer of the accrued benefits under the Retirement Plan as provided in Section 3(b) above, each Director designated that his Retirement Amount be credited to either or both of the Participant's "Retirement Benefits Interest Rate Account" or "Retirement Benefits Stock Credit Account" (the Retirement Benefits Interest Rate Accounts and the Retirement Benefits Stock Credit Accounts are sometimes collectively referred to herein as the "Retirement Benefits Accounts") in such portions as was designated by such Director in his allocation election form filed with the Company.

        (c)    The Plan Accounts.    The Deferred Compensation Accounts and the Retirement Benefits Accounts (sometimes collectively referred to herein as the "Plan Accounts") shall be held by the Company in its general funds, shall be credited to an account or accounts, as applicable, in the name of each Participant and shall earn a rate of return as described herein. All amounts credited to a Participant's Plan Accounts shall be fully vested as of the time credited.

        (d)    The Interest Rate Accounts.    The Deferred Compensation Interest Rate Accounts and the Retirement Benefits Interest Rate Accounts (sometimes collectively referred to herein as, the "Interest Rate Accounts") shall, based on the Participant's Interest Rate Account balance at the beginning of each fiscal quarter, be credited at the end of each fiscal quarter with an interest equivalent to be calculated quarterly on the basis of one quarter of the percentage rate which is equal to one point below the prime interest rate charged by Bank of New York on the last day of the fiscal quarter or such other rate as may be set from time to time by the Compensation Committee of the Board. "Fiscal quarter" shall mean any quarter of the fiscal year adopted by the Company for reporting its financial condition and operating results.

        (e)    The Stock Credit Accounts.    The Deferred Compensation Stock Credit Accounts and the Retirement Benefits Stock Credit Accounts (sometimes collectively referred to herein as, the "Stock Credit Accounts") shall:

            (i)  As of the date any dividend is paid to holders of Common Stock, the Participant's Stock Credit Account shall also be credited with an additional number of units equal to the number of shares of Common Stock (including fractions of units reflecting fractions of shares) that could have been purchased at the Average Closing Price of Common Stock as of such date with the dividend paid on the number of shares of Common Stock to which the Participant's Stock Credit Account is then equivalent (but not taking into account any units credited the same day pursuant to Sections 4(a)(ii) and 4(b)). In case of any dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the time of distribution of the dividend, as determined by the Committee.

           (ii)  If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, subdivision or reclassification of shares, the number of shares of Common Stock to which each Participant's Stock Credit Account is equivalent shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of shares of Common Stock to which each Participant's Stock Credit Account is equivalent shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be credited to each Participant's Stock Credit Account, in place of the shares then credited thereto, a stock equivalent determined by multiplying the number of common shares of stock given in exchange for a share of Common Stock upon such consolidation or merger, by the number of shares of Common Stock to which the Participant's account is then equivalent. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Committee shall determine the appropriate change in Participants' accounts.

          (iii)  At any given time, the cash equivalent balance of a Participant's Stock Credit Account shall be determined by multiplying the number of credited units in the Participant's Stock Credit Account by the Average Closing Price as of such date for such shares of stock. No Participant shall be entitled to any voting or other stockholder rights with respect to units credited under the Plan.

        (f)    Allocation Between Interest Rate Accounts And Stock Credit Accounts.

            (i)  Each Participant's Plan Accounts under the Plan shall continue to be held in each Participant's Interest Rate Account or Stock Credit Account, as the case may be, until such time as the Participant may elect to have all or part of such amounts reallocated as provided herein.

           (ii)  Participants may at any time file with the Company an election to reallocate all or any portion of amounts credited to Plan Accounts from Interest Rate Accounts to Stock Credit Accounts or vice versa; provided, however, that (A) no election to reallocate all or any portion of amounts credited to a Participant's Stock Credit Accounts from such accounts to the Participant's Interest Rate Accounts shall be made within six (6) months from the date on which any portion of the Participant's Interest Rate Credit Accounts was reallocated from such accounts to the Participant's Stock Credit Accounts and (B) no election to reallocate all or any portion of amounts credited to a Participant's Interest Rate Credit Accounts from such accounts to the Participant's Stock Credit Accounts shall be made within six (6) months from the date on which any portion of the Participant's Stock Credit Accounts was reallocated from such accounts to the Participant's Interest Rate Accounts. Subject to the preceding sentence, any reallocation shall be made by the delivery to the Company by the Participant of a written election, substantially in the form of Exhibit A-2 attached, executed by the Participant which shall become effective (1) only upon the approval of the Committee (defined in Section 10) in its sole discretion and (2) as of the first day of the month beginning immediately following the date on which the Committee approves such election. In reallocating any amounts from Interest Rate Accounts to Stock Credit Accounts or vice versa, the number of Common Stock units and the value of the Common Stock units to be reallocated shall be determined based upon the Average Closing Price of the Common Stock determined as of the effective date of the reallocation.

          (iii)  Participants may at any time by written notice filed with the Company change the Plan Account to which future deferrals shall be credited. Any such change shall become effective on the first day of the month beginning immediately following the date on which the Company receives such notice, or at the beginning of any later month as may be designated in such notice.

        5.    Distribution of Deferred Compensation Accounts.    This Section 5 reflects the rules governing distributions from the Plan with respect to any deferrals of compensation credited to Deferred Compensation Accounts on and after January 1, 2005 (including any related earnings thereon). The rules governing the distributions from the Plan with respect to any deferrals of compensation credited to Deferred Compensation Accounts prior to January 1, 2005 (including any related earnings thereon) and Retirement Benefits Accounts (including any related earnings thereon) are set forth in Appendix A hereto.

        (a)    Events Causing Distribution Of Deferred Compensation Accounts.    A Participant's Deferred Compensation Accounts shall become distributable upon the first to occur of any of the following events (such applicable date, the "Distribution Date"):

            (i)  The Participant's Separation From Service;

           (ii)  The death of the Participant;

          (iii)  The Disability of the Participant; or

          (iv)  Such earlier date as may be specified by the Participant at the time the Participant files his election form under the Plan in accordance with Section 3(a).

In addition, a Participant may request a distribution from his or her Plan Accounts for an Unforeseeable Emergency in accordance with Section 5(c).

        (b)    Form Of Distribution Of Deferred Compensation Accounts.

            (i)  Interest Rate Account.    A Participant shall elect to receive the Directors Fees credited to his Deferred Compensation Interest Rate Account (and subaccounts thereof, if applicable), together with accumulated interest thereon, in either (A) a lump sum, (B) substantially equal monthly installments over 36 months or (C) a partial lump sum with the remaining balance to be distributed in substantially equal monthly installments over 36 months. Such election shall be made on the Participant's deferral election form in accordance with Section 3(a)(i) or calendar year payment election form in accordance with Section 3(a)(ii), if applicable. If a Participant does not make any election with respect to all or any portion of the payment of the Deferred Compensation

  Interest Rate Account, then such Participant shall be deemed to have elected to receive all or such unallocated portion of such account in substantially equal monthly installments over 36 months.

            (a)   If the Participant elects a lump sum, such payment shall be made on or within 30 days following the Distribution Date.

            (b)   If the Participant elects (or is deemed to have elected) 36 monthly installments, each distribution payment shall be equal to the balance in such Interest Rate Account as of such payment date multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant. Payment shall commence 30 days after the Distribution Date, with interest continuing to accrue pursuant to Section 3(d) hereof until the entire balance of the Deferred Compensation Interest Rate Account is paid.

            (c)   If the Participant elects a partial lump sum with the remaining balance to be distributed in 36 monthly installments, then the payment of the designated portion of the account to be distributed in a lump sum shall be made on or within 30 days following the Distribution Date and the payment of the remainder of the account to commence 30 days after the Distribution Date, with each distribution payment equal to the balance in such Interest Rate Account as of such payment date multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant. Payment shall commence 30 days after the Distribution Date, with interest continuing to accrue pursuant to Section 3(d) hereof until the entire balance of the Deferred Compensation Interest Rate Account is paid.

           (ii)  Stock Credit Account.    A Participant shall elect to receive the Directors Fees credited to his Deferred Compensation Stock Credit Account (and subaccounts, if applicable) in either (A) a lump sum, (B) substantially equal monthly installments over 36 months or (C) a partial lump sum with the remaining balance to be distributed in substantially equal monthly installments over 36 months. Such election shall be made on the Participant's deferral election form in accordance with Section 3(a)(i) or calendar year payment election form in accordance with Section 3(a)(ii), if applicable. If a Participant does not make any election with respect to all or any portion of the payment of the Deferred Compensation Stock Credit Account, then such Participant shall be deemed to have elected to receive all or such unallocated portion of such account in substantially equal monthly installments over 36 months. Distributions from the Deferred Compensation Stock Credit Account shall be made in cash.

            (a)   If the Participant elects a lump sum, such payment shall be made on or within 30 days following the Distribution Date. The amount of the distribution payment shall be the cash equivalent equal to the Average Closing Price as of such payment date multiplied by the number of credited shares to be distributed for such payment.

            (b)   If the Participant elects (or is deemed to have elected) 36 monthly installments, the amount of each distribution payment shall be the cash equivalent equal to the Average Closing Price as of such payment date multiplied by the number of credited units to be distributed for such payment. The number of credited units to be distributed shall equal the credited unit balance of the Participant's Deferred Compensation Stock Credit Account multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant. Payment shall commence 30 days after the Distribution Date. The number of credited units distributed as a cash equivalent payment to the Participant shall be debited from the Participant's Deferred Compensation Stock Credit Account balance, and the Deferred Compensation Stock Credit Account shall continue to accrue pursuant to Section 3(e) hereof until the entire balance of the Deferred Compensation Stock Credit Account is paid.

            (c)   If the Participant elects a partial lump sum with the remaining balance to be distributed in 36 monthly installments, then the payment of the designated portion of the account to be distributed in a lump sum shall be made on or within 30 days following the Distribution Date, and the payment of the remainder of the account to commence 30 days after the Distribution Date. Each distribution payment shall be the cash equivalent equal to the Average Closing Price as of such payment date multiplied by the number of credited shares to be distributed for such payment. For the lump sum payment, the number of credited units to be distributed shall equal the elected percentage of the total units credited to the account to be distributed in the lump sum multiplied by the credited unit balance on such payment date. For the installment payments, the number of credited units to be distributed shall equal the credited unit balance of the Participant's Deferred Compensation Stock Credit Account multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant.

          (iii)  Changes to Payment Elections.    Participants shall be allowed to change their distribution elections for a calendar year by filing a new distribution election form; provided (1) that such a change election must be filed with the Committee at least one year prior to the date on which the distribution would have otherwise been made (or, in the case of installment payments, would have otherwise commenced) but for such change election, (2) that such a change election will not be effective until at least one year after the date on which the election is made, (3) that, except in the case of distributions on account of death or Unforeseeable Emergency, such a change election shall defer the distribution date (or distribution commencement date) to a date that is not less than five years from the date such distribution would otherwise have been made (or commenced), and (4) that such a change election must be made on a form and in a manner prescribed by the Committee.

        (c)    Unforeseeable Emergencies.    A Participant (or former Participant or Beneficiary) may request a distribution from his Plan Accounts for an Unforeseeable Emergency (defined below) without penalty; provided that no distribution from the Participant's Deferred Compensation Stock Credit Account shall be made within six (6) months from the date on which any portion of the Participant's Interest Rate Credit Account was reallocated from such accounts to the Participant's Stock Credit Account. Such distribution for an Unforeseeable Emergency shall be subject to approval by the Committee and may be made only to the extent reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution). A distribution for an Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of the Participant's (or Beneficiary's) assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (3) by cessation of deferrals under this Plan. The Committee may require that the Participant (or Beneficiary) provide a written representation that any such distribution satisfies the requirements set forth in this Section 5(c). For distributions under this Section 5(c), the Participant shall designate on a withdrawal form provided by the Company from which Plan Account the distribution is to be made. Such distributions will be made as soon as administratively practical following the Participant's submission of a completed withdrawal form. If the Participant elects to receive such distribution from his Stock Credit Account, the number of stock units subject to such distribution shall be determined by dividing the amount of the withdrawal by the Average Closing Price as of such payment date.

        (d)    Definitions.    For purposes of this Plan, the following terms shall have the following meanings:

            (i)  "Separation From Service" means, as to a particular Participant, a termination of services provided by the Participant to his or her Employer (as defined below), whether voluntarily or involuntarily, as determined by the Company in accordance with Section 409A of the Code and Treasury Regulation Section 1.409A-1(h). Notwithstanding the foregoing, if a Participant provides services for an Employer as both an employee and as a member of its board of directors, to the extent permitted by Treasury Regulation Section 1.409A-1(h)(5), the services provided by such Participant as an employee shall not be taken into account in determining whether the Participant has experienced a Separation from Service as a director, for purposes of this Plan. For purposes of this definition of "Separation from Service," the term "Employer" means the Company or subsidiary of the Company that the Participant last performed services for or was employed by, as applicable, on the date of his or her Separation from Service, and all other entities that are required to be aggregated together and treated as the employer under Treasury Regulation Section 1.409A-1(h)(3).

           (ii)  "Disability" shall mean that a Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's Employer. For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration. A Participant shall also be deemed Disabled if determined to be disabled in accordance with the applicable disability insurance program of such Participant's Employer, provided that the definition of "disability" applied under such disability insurance program complies with the requirements of this Section 5(d)(ii).

          (iii)  "Unforeseeable Emergency" shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant's spouse, the Participant's Beneficiary or the Participant's dependent (as defined in Code Section 152 without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) a loss of the Participant's property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee based on the relevant facts and circumstances.

        6.    Designation Of Beneficiary.    Each Participant may designate, by a form similar to Exhibit B attached, a beneficiary to receive distribution of the Participant's Plan Accounts if the Participant is not living when any portion of such compensation becomes distributable. If the Participant fails to designate a beneficiary, or if the Participant's designated beneficiary does not survive until the time when any portion of the Participant's Plan Accounts becomes distributable, such portion of the Participant's Deferred Compensation Accounts shall be paid in a lump sum to the Participant's estate within 120 days immediately following the date of the Participant's death and such portion of the Participant's Retirement Benefits Plan Accounts shall be paid in accordance with Appendix A to the Participant's estate.

        7.    Administration.    The Plan shall be administered by the Compensation Committee of the Board (or another committee of the Board assuming the functions of the Committee under this Plan) (the "Committee"), which shall consist solely of two members appointed by and holding office at the pleasure of the Board; provided that with respect to any action taken by the Committee in connection with any transaction under the Plan that would be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall consist of two or more members each of whom is a "non-employee director" as defined by Rule 16b-3 under the Exchange Act.

        (a)    Committee Duties and Powers.    The Committee shall conduct the general administration of the Plan in accordance with the Plan and shall have all necessary power and authority to carry out that function. Among its necessary powers and duties are the following:

            (i)  To delegate all or part of its function to others and to revoke any such delegation.

           (ii)  To interpret the Plan for purpose of the administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation.

          (iii)  To determine questions of eligibility of Participants and their entitlement to benefits.

        (b)    Limitations Upon Powers.    The Plan shall be uniformly and consistently administered, interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

        (c)    Indemnification.    The Company shall pay or reimburse Committee members for all expenses incurred by such Committee members in, and shall indemnify and hold them harmless from, all claims, liabilities and costs (including reasonable attorneys' fees) arising out of the good faith performance of their duties under the Plan.

        8.    Miscellaneous.

        (a)   The Participant's Plan Accounts under the Plan shall not be assignable by the Participant and shall not be subject to attachment, lien, levy, or other creditors' rights under state or Federal law.

        (b)   All funds or assets, together with all interest, accumulations and increments thereon, of the Plan Accounts of all Participants shall remain the funds and assets of the Company, and shall be subject to the Company's absolute ownership and control until the time when such funds or assets are distributed in accordance herewith. The obligation of the Company to Participants hereunder is a contractual obligation only, and the Participants shall have no preferred or specific interest, by way of trust, escrow, annuity or otherwise, in and to any specific assets or funds of the Company.

        (c)   Copies of the Plan and any and all amendments thereto shall be made available to eligible Participants at all reasonable times at the office of the Corporate Secretary of the Company. All notices to the Company hereunder shall be filed with the Corporate Secretary of the Company.

        (d)   The Plan may be amended prospectively, from time to time, by the Committee, and the interest rate applicable hereunder may be increased or decreased prospectively (including with respect to amounts of compensation previously deferred by the Participants) by the Committee as provided in Section 4(d) hereof, but no amendment shall, in any event, be made to the Plan which would reduce the amounts already earned by any Participant or change the date or provisions for distribution of such amounts, unless the Participant consents in writing to such amendment insofar as the amendment affects the Participant.

        (e)   It is the intent of the Company that this Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Exchange Act so that elective deferrals will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpretation shall be avoided.

        (f)    To the extent that this Plan is subject to Section 409A of the Code, this Plan shall be construed and interpreted to the maximum extent reasonably possible to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code. If any portion of a Participant's account balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Section 409A of the Code and related Treasury Regulations, the Company may determine that such Participant shall receive a distribution from this Plan in an amount equal to the lesser of (i) the portion of his or her account balance required to be included in income as a result of the failure of this Plan to comply with the requirements of Section 409A of the Code and related Treasury Regulations, or (ii) the Participant's unpaid account balance.

        This restated Plan is hereby adopted by HCP, Inc. effective as of October 25, 2007.

/s/ EDWARD J. HENNING Edward J. Henning Executive Vice President, General Counsel and Corporate Secretary

APPENDIX A

DISTRIBUTIONS OF PRE-2005 DEFERRALS

        Notwithstanding any other provision of the Plan, the provisions of this Appendix A shall apply to distributions from the Plan with respect to any deferrals of compensation made under the Plan prior to January 1, 2005 (including any related earnings thereon) ("Grandfathered Deferred Compensation Benefits") and distributions from the Plan with respect to Retirement Plan Accounts ("Grandfathered Retirement Plan Benefits"). Capitalized terms used in this Appendix A and not otherwise defined herein shall have the meanings set forth in the Plan.

A.1.    Distribution of Grandfathered Deferred Compensation Benefits.    A Participant's Grandfathered Deferred Compensation Benefits shall be distributed in accordance with the terms of this Section A.1

        (a)    Events Causing Distribution of Deferred Compensation Accounts.    A Participant's Deferred Compensation Accounts shall become distributable upon the first to occur of any of the following events:

            (i)  The termination of the Participant's membership on the Board;

           (ii)  The death of the Participant;

          (iii)  The total and permanent incapacity of the Participant, due to physical impairment or legally established mental incompetence, to perform the usual duties of a member of the Board, which disability shall be determined on the basis of (i) medical evidence by a licensed physician designated by the Company or (ii) evidence that the Participant has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability;

          (iv)  The occurrence of an unforeseeable emergency caused by accident, illness or other causes beyond the control of the Participant which results, in the sole judgment of the Committee, in substantial hardship to the Participant; provided, however, that no distribution from the Participant's Stock Credit Accounts pursuant to this Section A.1(a)(iv) shall be made within six (6) months from the date on which any portion of the Participant's Interest Rate Credit Accounts was reallocated from such accounts to the Participant's Stock Credit Accounts. Any distribution pursuant to this Section A.1(a)(iv) shall be in an amount not greater than the amount necessary, in the sole judgment of the Committee, to alleviate any hardship caused to the Participant by reason of such emergency; or

           (v)  Such earlier date as may be specified by the Participant at the time the Participant elects to participate in the Plan; provided, however, that no distribution from the Participant's Stock Credit Accounts pursuant to this Section A.1(a)(v) shall be made within six (6) months from the date on which any portion of the Participant's Interest Rate Credit Accounts was reallocated from such accounts to the Participant's Stock Credit Accounts.

        (b)    Form Of Distribution Of Deferred Compensation Accounts.

            (i)  Interest Rate Account.    Deferred compensation credited to the Deferred Compensation Interest Rate Account, together with accumulated interest, will be distributed to the Participant in 36 approximately equal monthly installments, unless the Committee, in its sole discretion, determines, upon written request of the Participant, that payment shall be made over a shorter period, in a lump sum, or in a partial lump sum with the remainder to be distributed in 36 approximately equal monthly installments. The amount of each distribution payment shall be equal to the balance in such Interest Rate Account of as of such payment date multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant. Payment shall commence 30 days after the occurrence of the event causing distribution, with interest continuing to accrue pursuant to Section 3(d) hereof until the full amount of deferred compensation in the Deferred Compensation Interest Rate Account is paid.

           (ii)  Stock Credit Account.    Distribution of a Participant's Deferred Compensation Stock Credit Account shall be made in cash to the Participant in 36 approximately equal monthly installments, unless the Committee, in its sole discretion, determines, upon written request of the Participant, that payment shall be made over a shorter period, in a lump sum, or in a partial lump sum with the remainder to be distributed in 36 approximately equal monthly installments. The amount of each distribution payment shall be the cash equivalent equal to the Average Closing Price as of such payment date multiplied by the number of credited shares to be distributed for such payment. The number of credited units to be distributed shall equal the credited unit balance of the Participant's Deferred Compensation Stock Credit Account multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant. Payment shall commence 30 days after the occurrence of the event causing distribution. The number of credited units distributed as a cash equivalent payment to the Participant shall be debited from the Participant's Deferred Compensation Stock Credit Account balance, and the Deferred Compensation Stock Credit Account shall continue to accrue pursuant to Section 3(e) hereof until the full amount of deferred compensation in the Deferred Compensation Stock Credit Account is paid.

A.2    Distribution of Grandfathered Retirement Plan Benefits.    A Participant's Grandfathered Retirement Plan Benefits shall be distributed in accordance with the terms of this Section A.2.

        (a)    Events Causing Distribution Of Retirement Benefits Accounts.

            (i)  A Participant's Retirement Benefits Accounts shall become distributable upon the first to occur of any of the following events:

            (a)   The death of the Participant;

            (b)   Retirement from the Board; or

            (c)   The total and permanent incapacity of the Participant, due to physical impairment or legally established mental incompetence, to perform the usual duties of a member of the Board, which disability shall be determined on the basis of (1) medical evidence by a licensed physician designated by the Company or (2) evidence that the Participant has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

           (ii)  If after a Change of Control, a Director is (a) removed from the Board during a term that included the date of a Change of Control, or (b) not re-elected immediately following the expiration of a term that included the date of a Change of Control, the Retirement Benefits Accounts shall be payable immediately in a lump sum, effective as of the date of such termination or unsuccessful election. "Change of Control" shall be deemed to occur if:

            (a)   any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities. For purposes of this Plan, (A) the term "Person" is used as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that unless this Plan provides to the contrary, the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and (B) the term

    "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act;

            (b)   during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a), (c) or (d)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

            (c)   the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

            (d)   the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        (b)    Form Of Distribution Of Retirement Benefits Accounts.

            (i)  Interest Rate Account.    Amounts credited to the Retirement Benefits Interest Rate Account, together with accumulated interest, will be distributed to the Participant in a lump sum or in any number of approximately equal quarterly installments, in either case as set forth in such Participant's election filed with the Company. In the case of distributions to be made in installments, the amount of each distribution payment shall be calculated to produce, utilizing reasonable assumptions concerning applicable interest rates and to the extent reasonably possible, equal payments over the distribution period. Payment shall commence 30 days after the occurrence of the event causing distribution, with interest continuing to accrue pursuant to Section 4(d) of the Plan until the full amount in the Retirement Benefits Interest Rate Account is paid.

           (ii)  Stock Credit Account.    Distribution of a Participant's Retirement Benefits Stock Credit Account shall be made in cash to the Participant in a lump sum or in any number of approximately equal quarterly installments, in either case as set forth in such Participant's election filed with the Company. In the case of distributions to be made in installments, the amount of each distribution payment shall be the cash equivalent equal to the Average Closing Price as of such payment date multiplied by the number of credited units to be distributed for such payment. The number of credited units to be distributed shall be calculated to produce, utilizing reasonable assumptions concerning stock price and dividend rates and to the extent reasonably possible, equal credited units over the distribution period. Payment shall commence 30 days after the occurrence of the event causing distribution. The number of credited units distributed as a cash equivalent payment to the Participant shall be debited from the Participant's Retirement Benefits Stock Credit Account balance, and the Retirement Benefits Stock Credit Account shall continue to accrue pursuant to Section 4(e) of the Plan until the full amount in the Retirement Benefits Stock Credit Account is paid.

EXHIBIT A-1

HCP, INC.

NOTICE OF ELECTION TO DEFER COMPENSATION

        Pursuant to the terms of the Second Amended and Restated Director Deferred Compensation Plan, as amended (the "Plan") of HCP, Inc. (the "Company"), I hereby elect to defer my Directors Fees, as specified below, under the Plan. Capitalized terms not defined herein shall have the meaning described in the Plan.

        I hereby elect to defer                                    (enter "all" or "none" or state percentage) that will hereafter be payable to me during each calendar year as a member of the Board of Directors on and after                                    . Of such deferred amount,                                    (enter "all" or "none" or state percentage) shall be credited to my Deferred Compensation Interest Rate Account, the remainder, if any, shall be credited to my Deferred Compensation Stock Credit Account, as provided for in Section 4(a) of the Plan.

        These elections shall continue in effect for the entire calendar year for which it is effective and each subsequent calendar year until such time as I file a new deferral election, a written notice to terminate deferrals under the Plan for future calendar years with the Company, or I cease to be eligible to participate in the Plan.

        In the event of my death, all amounts deferred pursuant to this Plan, together with accumulated earnings, less any amounts paid out from my account, shall be payable in full to my named beneficiary, if he or she survives me, or to my estate 120 days following the date of my death.

        I hereby specify                                    (enter date or the words "no date") as a "Distribution Date" in connection with Section 5(a)(iv) of the Plan and no compensation shall be deferred after such date.

Date	Signature of Director

Print: Name

Social Security Number

Date Spouse's Signature

Print: Name
Received:

Date , Corporate Secretary

A-1-1

EXHIBIT A-2

HCP, INC.

HCP, INC.

NOTICE OF ELECTION TO TRANSFER DEFERRED COMPENSATION
OR BENEFITS ACCOUNTS AMOUNTS

        Pursuant to the terms of the Second Amended and Restated Director Deferred Compensation Plan, as amended and restated (the "Plan") of HCP, Inc. (the "Company"), I hereby elect to reallocate the crediting of my account balance in the Plan. Of the amounted credited to my            Deferred Compensation Accounts or            Retirement Benefits Accounts (check one) under the Plan,                                    (enter "all" or "none" or state dollar amount or state percentage) shall be invested in the Interest Rate Account, the remainder, if any, shall be invested in the Stock Credit Account, as provided for in Section 4 of the Plan. All transferred amounts shall be subject to the terms and conditions of the Plan.

Date	Signature of Director

Print Name

Social Security Number

Spouse's Signature

Print Name
Received:

Date	, Corporate Secretary

A-2-1

EXHIBIT B

HCP, INC.

BENEFICIARY DESIGNATION
SECOND AMENDED AND RESTATED
DIRECTOR DEFERRED COMPENSATION PLAN

        I designate the following beneficiary or beneficiaries to receive payment, in the event of my death, of my interest in any Plan Accounts (as defined in the Plan) heretofore or hereafter payable to me pursuant to HCP, Inc.'s Second Amended and Restated Director Deferred Compensation Plan, as amended and restated (please see "Instructions for Naming the Beneficiary" that accompany this form):

PRIMARY BENEFICIARY OR BENEFICIARIES	AGE	RELATIONSHIP	ADDRESS
SUCCESSOR BENEFICIARY OR BENEFICIARIES	AGE	RELATIONSHIP	ADDRESS

        I reserve the right to change any beneficiary from time to time by filing with the Company a new election on this form.

        I agree that the last designation received by the Company prior to my death shall control any testamentary or other disposition I may make; however, if a former spouse is one of the beneficiaries named above but is not my spouse at the time of my death, such designation shall be deemed revoked. I acknowledge that this designation is subject to laws in the state of my residence. I further agree that the Company may make a lump sum payment to the legal representative of my estate if there is any question as to the right of any beneficiary to take hereunder, and the Company, its directors, the Compensation Committee and any member thereof, and any employee of the Company, shall have no further liability with respect hereto.

Date	Signature of Director

Print: Name

Social Security Number

Date Spouse's Signature

Print: Name
Received:
Date , Corporate Secretary

B-1

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  Exhibit 10.5